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Exhibit 10.64

PENN NATIONAL GAMING, INC.

THIRD AMENDMENT
TO CREDIT AGREEMENT

        This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") is dated as of February 22, 2002 and entered into by and between PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the "Company"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and is made with reference to that certain Credit Agreement dated as of August 8, 2000, as amended by that certain First Amendment dated as of October 4, 2000 and that certain Second Amendment dated as of April 5, 2001 (as so amended, the "Credit Agreement"), by and among the Company, the Lenders named therein, the Lead Arrangers named therein, the Syndication Agent named therein, the Administrative Agent named therein and the Documentation Agent named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

        WHEREAS, the Company and the Lenders desire to amend the Credit Agreement to adjust the financial covenants set forth therein, and (ii) make certain other amendments as set forth below;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

        Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

        1.1    Amendments to Section 7: Company's Negative Covenants

        Subsection 7.2 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (f), (ii) deleting the "." at the end of clause (g) and substituting "; and" therefor, and (ii) adding the following clause (h) at the end thereof:

  "(h) Unsecured Indebtedness of the Borrower to be created in respect of the Senior Subordinated Notes in an aggregate amount not to exceed $200,000,000 (which amount shall be in addition to any amount permitted pursuant to Section 7.2(f)), and Guarantee Obligations of any Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations; provided, further, that the Net Cash Proceeds of such Senior Subordinated Notes shall be used to immediately effect a mandatory prepayment of the Loans pursuant to Section 2.12(a); and provided, further, that if there are any remaining Net Cash Proceeds after giving effect to the provisions of Section 2.12(a), then such Net Cash Proceeds shall be applied by the Borrower as an optional prepayment of the Loans pursuant to Section 2.11."

        Section 2. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders to enter into this Third Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender that the following statements are true, correct and complete:

        A.    Corporate Power and Authority.    The Company has all requisite corporate power and authority to enter into this Third Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Third Amendment (the "Amended Agreement").

        B.    Authorization of Agreements.    The execution and delivery of this Third Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company.

        C.    No Conflict.    The execution and delivery by the Company of this Third Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the date if this Third Amendment and disclosed in writing to the Lenders.

        D.    Governmental Consents.    The execution and delivery by the Company of this Third Amendment and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for such notices and consents as have already been made or obtained.

        E.    Binding Obligation.    This Third Amendment and the Amended Agreement have been duly executed and delivered by the Company and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        F.    Incorporation of Representations and Warranties From Credit Agreement.    The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date of this Third Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        G.    Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Third Amendment that would constitute an Event of Default.

        H.    Documentation for Senior Subordinated Notes.    As soon as practicable, the Company shall deliver to the Administrative Agent copies of the Senior Subordinated Notes and any related documentation, in form and substance satisfactory to the Administrative Agent.

        Section 3.    MISCELLANEOUS

        A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i)    On and after the date of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii)  Except as specifically amended by this Third Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)  The execution, delivery and performance of this Third Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        B.    Fees and Expenses.    The Company acknowledges that all costs, fees and expenses as described in subsection 10.5 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Third Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

        C.    Headings.    Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

        D.    Applicable Law.    THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E.    Counterparts; Effectiveness.    This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Third Amendment shall become effective upon the execution of a counterpart hereof by the Company and the Administrative Agent and receipt by the Administrative Agent of consent to this Third Amendment by the Required Lenders in the form attached hereto as Exhibit A.

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        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PENN NATIONAL GAMING, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Vice President/Secretary/Treasurer
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent
By:	/s/ PAUL CHAKMAK Name: Paul Chakmak Title: Managing Director

EXHIBIT A
to Third Amendment
to Credit Agreement

CONSENT OF LENDER

        Reference is hereby made to the Third Amendment to Credit Agreement (the "Third Amendment") dated as of February 22, 2002 by and between Penn National Gaming, Inc. (the "Company") and the Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "Administrative Agent"), which is made with reference to that certain Credit Agreement dated as of August 8, 2000, as amended by that certain First Amendment dated as of October 4, 2000 and that certain Second Amendment dated as of April 5, 2001, by and among the Company, the Lenders named therein, the Lead Arrangers named therein, the Syndication Agent named therein, the Administrative Agent named therein and the Documentation Agent named therein.

        The undersigned Lender hereby consents to the execution and delivery of the Third Amendment by the Administrative Agent on its behalf, substantially in the form of the draft presented to the undersigned Lender on February 20, 2002.

Dated: February 22, 2002

/s/ PAUL CHAKMAK CIBC Inc.
Name: Paul Chakmak Title: Managing Director
CIBC World Markets Corp, as Agent

QuickLinks

  Exhibit 10.64
PENN NATIONAL GAMING, INC. THIRD AMENDMENT TO CREDIT AGREEMENT
RECITALS
  EXHIBIT A to Third Amendment to Credit Agreement
CONSENT OF LENDER